UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
(AMENDMENT NO. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 14, 2023
(Date of earliest event reported)

APPLIED DIGITAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd.,	Suite 2100,	Dallas,	TX	75219
(Address of principal executive offices)				(Zip Code)
214-427-1704
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
o    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. o
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 1.01.    Entry into a Material Definitive Agreement.

On February 16, 2023, APLD ELN-01 LLC (the “Borrower”), a wholly-owned subsidiary of Applied Digital Corporation (the “Company”), entered into a Loan Agreement with Starion Bank (“Lender”) and the Company as Guarantor (the “Loan Agreement”). The Loan Agreement provides for a term loan (the “Loan”) in the principal amount of $20,000,000 with a maturity date of February 3, 2028; provided that the Company will repay immediately any principal amount in excess of the lesser of (i) $20,000,000 and (ii) 50% of the purchase price or appraised value of the Company’s next generation facility located near Ellendale, North Dakota (the “Ellendale Facility”), plus 50% of the cost of equipment (not included in the appraisal). The Loan Agreement contains customary covenants, representations and warranties and events of default.
The Loan Agreement provides for an interest rate of 7.48% per annum. The proceeds of the Loan will be used to fund expansion on the Ellendale Facility.
The Loan is secured by a mortgage on the Ellendale Facility, and a security interest in the substantially all of the assets of the Borrower as set forth in the Security Agreement dated as of February 16, 2023 by and between the Borrower and the Lender (the “ELN-01 Security Agreement”) and a security interest in the form of a collateral assignment of Company’s rights and interests in all master hosting agreements related to the Ellendale Facility and records and data relating thereto as set forth in the Security Agreement dated as of February 16, 2023 by and among the Borrower, the Company as Grantor and the Lender (the “Company Security Agreement”).
In addition, the Company unconditionally guaranteed the Borrower’s obligations to the Lender under the Loan, pursuant to an Unlimited Commercial Corporate Guaranty of the Company dated as of February 16, 2023 (“the Guaranty”).
The foregoing descriptions of the Loan Agreement, the ELN-01 Security Agreement, the Company Security Agreement and the Guaranty are qualified in their entirety by reference to such documents, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Form 8-K and are incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 14, 2023, the Company filed a Certificate of Designation of Rights, Privileges, Preferences, and Restrictions of Series E Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada to establish the rights, privileges, preferences, and restricts of the Series E Preferred Stock. The Certificate of Designation became effective upon filing on February 14, 2023. The number of authorized shares of Series E Preferred Stock is 5,000,000 shares. The following is a summary of the principal terms of the Certificate of Designation:
Dividends
The holders of the Series E Preferred Stock shall be entitled to receive, and the Company shall pay, out of legally available funds, dividends on each share of Series E Preferred Stock at an annual rate of 8.0% of the Stated Value. Dividends will be declared and accrued monthly. Such dividends shall be payable upon Board approval, which may not be monthly, out of legally available funds in cash or Common Stock. Dividends payable on the Series E Preferred Stock for any Dividend Period (as defined below) (including any Dividend Period during which any shares of Series E Preferred Stock shall be redeemed) shall be computed on the basis of twelve 30-day months and a 360-day year. The holders of shares of Series E Preferred Stock are not entitled to any dividend in excess of full cumulative dividends on shares of Series E Preferred Stock. Such dividends shall be payable upon Board approval, which may not be monthly, out of legally available funds in cash or Common Stock. The aggregate number of shares of Common Stock issuable on the Series E Preferred Stock (for dividends and redemption) will not exceed 18,800,189 shares of Common Stock without consent of the Company’s shareholders.
Liquidation Preference
Subject to the liquidation preference stated in the ranking section in the Certificate of Designation, Series E Preferred Stock will be entitled to be paid out of the funds and assets available for distribution, an amount per share equal to the “Stated Value,” or $25.00, plus an amount per share that is issuable as the result of accrued or unpaid Dividends. After payment to the holders of the Company’s Series E Preferred Stock, the remaining funds and assets available for distribution to Company stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares of Common Stock held by each such holder.
Holder Optional Redemption
Each holder of shares of Series E Preferred Stock is entitled to redeem any portion of the outstanding Series E Preferred Stock held by such holder (a “Holder Optional Redemption”) at any time.
At the option of the Company, a Holder Optional Redemption may be redeemed in either cash or Company Common Stock; provided, however, that Nasdaq rules and the terms of the Offering include a cap on the aggregate number of shares of Common Stock issuable thereunder (for dividends and redemption) equal to 19.99% of the number of shares of

Common Stock outstanding immediately prior to the commencement of this Offering (or 18,800,189 shares of Common Stock) unless consent of the Company’s shareholders is obtained to exceed that cap.
The Company will settle any Holder Optional Redemption the Company determines to redeem in cash by paying the holder the Settlement Amount (as defined below). The “Settlement Amount” means (A) the Stated Value, plus (B) unpaid Dividends accrued to, but not including, the Holder Redemption Exercise Date, minus (C) the Series E Holder Optional Redemption Fee applicable on the respective Holder Redemption Deadline (defined below). The Company will settle any Holder Optional Redemption the Company determines to redeem with Common Stock, subject to the limitation discussed above, by delivering to the holder a number of shares of our Common Stock equal to (1) the Settlement Amount divided by (2) the closing price per share of our Common Stock on the Nasdaq Global Market on the date of the Holder Optional Redemption exercise.
Holders of Series E Preferred Stock may elect to redeem their shares of Series E Preferred Stock at any time by delivering to Preferred Shareholder Services (defined below) a notice of redemption (the “Holder Redemption Notice”). A Holder Redemption Notice will be effective as of: (a) the 15th day of the month (or, if the 15th day of the month is not a business day, then on the business day immediately preceding the 15th day) or the last business day of the month, whichever occurs first after a Holder Redemption Notice is duly received by Preferred Shareholder Services (such date, a “Holder Redemption Deadline”). Any Holder Redemption Notice received after 5:00 p.m. Eastern time on a Holder Redemption Deadline will be effective as of the next Holder Redemption Deadline. For all shares of Series E Preferred Stock duly submitted to us for Redemption on or before a Holder Redemption Deadline, the Company will determine the Settlement Amount (defined above) on any business day after such Holder Redemption Deadline but before the next Holder Redemption Deadline (such date, the “Holder Redemption Exercise Date”). Within such period, the Company may select the Holder Redemption Exercise Date in our sole discretion but before the next Holder Redemption Deadline. The Company may, in our sole discretion, permit a holder to revoke their Holder Redemption Notice at any time prior to 5:00 pm, Eastern time, on the business day immediately preceding the Holder Redemption Exercise Date.
Company Optional Redemption
Subject to the restrictions described herein and unless prohibited by Nevada law, a share of Series E Preferred Stock may be redeemed at our option (the “Company Optional Redemption”) at any time or from time to time upon not less than 10 calendar days nor more than 90 calendar days written notice to the holders prior to the date fixed for redemption thereof, at a redemption price of 100% of the Stated Value of the shares of Series E Preferred Stock to be redeemed plus accrued but unpaid Dividends. In the Company’s sole and absolute discretion, the Company may determine to fulfill a Company Optional Redemption in either cash or with fully paid and non-assessable shares of Company Common Stock; provided, however, that Nasdaq rules and the terms of the Offering include a cap on the aggregate number of shares of Common Stock issuable thereunder (for dividends and redemption) equal to 19.99% of the number of shares of Common Stock outstanding immediately prior to the commencement of this Offering (or 18,800,189 shares of Common Stock) unless consent of the Company’s shareholders is obtained to exceed that cap.
The Company will not exercise the Company Optional Redemption prior to the earlier of the second-year anniversary of the date on which a share of Series E Preferred Stock has been issued (the “Redemption Eligibility Date”). If we exercise the Company Optional Redemption for less than all of the outstanding shares of Series E Preferred Stock, then shares of Series E Preferred Stock will be selected for redemption on a pro rata basis or by lot across holders of the series of Series E Preferred Stock selected for redemption. There is no Holder Optional Redemption Fee charged upon a Company Optional Redemption.

Voting Rights
The holders of shares of Series E Preferred Stock shall not have voting rights.

Item 9.01	Financial Statements and Exhibits EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation.
10.1 #	Loan Agreement, dated as of February 16, 2023 by and among APLD ELN-01 LLC, Starion Bank, and Applied Digital Corporation as Guarantor.
10.2 #	Security Agreement, dated as of February 16, 2023, by and between APLD ELN-01 LLC and Starion Bank.
10.3	Security Agreement, dated as of February 16, 2023, by and among APLD ELN-01, LLC, Applied Digital Corporation and Starion Bank.
10.4	Unlimited Commercial Corporate Guaranty of Applied Digital Corporation dated as of February 16, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
# Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 21, 2023

By:	/s/ David Rench
Name:	David Rench
Title:	Chief Financial Officer

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